ALAN E. SMITH

LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby

makes, constitutes and appoints each of Jeffrey F. Glajch,

Jennifer R. Condame and Christina Sabatino, each acting

individually, as the undersigned's true and lawful

attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of

the undersigned to:

(1) prepare, execute, acknowledge, deliver and file any

and all forms including, without limitation, Forms 4

and 5 (including any amendments thereto) with respect to

the securities of Graham Corporation, a Delaware corporation

(the "Company"), with the United States Securities and

Exchange Commission, any national securities exchanges and

the Company, as considered necessary or advisable under

Section 16(a) of the Securities Exchange Act of 1934 and

the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2) seek or obtain, as the undersigned's representative and

on the undersigned's behalf, information on transactions in

the Company's securities from any third party, including

brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned's representative and

approves and ratifies the release of such information; and

(3) perform any and all other acts which, in the discretion of each attorney-in-fact, are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Limited Power of Attorney authorizes, but does

not require, each attorney-in-fact to act in his or her

discretion on information provided to the attorney-in-fact

without independent verification of such information;

(2) any documents prepared and/or executed by any

attorney-in-fact on behalf of the undersigned pursuant

to this Limited Power of Attorney will be in such form and

will contain such information and disclosure as the

attorney-in-fact, in his or her discretion, deems necessary

or desirable;

(3) neither the Company nor any attorney-in-fact

assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with these requirements, or (iii) any obligation or liability of the

undersigned for profit disgorgement under Section 16(b) of the

Exchange Act; and

(4) this Limited Power of Attorney does not relieve the

undersigned from responsibility for compliance with the

undersigned's obligations under the Exchange Act, including,

without limitation, the reporting requirements under Section

16 of the Exchange Act.

The undersigned hereby gives and grants each attorney-in-fact named in this Limited Power of Atorney full power and

authority to do and perform each and every act and thing

whatsoever requisite, necessary or appropriate to be done

in and about the foregoing matters as fully to all intents

and purposes as the undersigned might or could do if present,

hereby ratifying all that each attorney-in-fact of, for

and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in effect until

the undersigned is no longer required to file forms under

Section 16(a) of the Exchange Act with respect to the

undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned

in a signed writing delivered to each attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has signed this Limited

Power of Attorney this 30th day of May, 2018.

/s/ Alan E. Smith

Signature

Alan E. Smith

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